Exhibit 10.2.2

Agreement to Cancel Lease

This Agreement to cancel lease (the “Agreement”) is made and effective July 1, 2022,

BETWEEN:   Vitamin Realty Associates LLC (the “Landlord”), with offices located at 225 Long Avenue, Hillside, NJ 07205

AND:         Agrolabs, Inc. (the “Tenant”), with offices located at 225 Long Avenue, Hillside, NJ 07205

WHEREAS the Landlord and the Tenant executed a lease dated May 4, 2012 (the “Lease”), as amended, of warehouse and office space located at 225 Long Avenue, Hillside, NJ (the “Premises”) but the parties now wish to cancel the Lease;

It is agreed as follows:

TERMS

Tenant and Landlord do hereby mutually agree to terminate and cancel said Lease effective July 1, 2022, and all rights and obligations under said Lease shall thereupon be cancelled excepting only for any obligations under the Lease accruing prior to the effective termination date.

This agreement shall be binding upon the parties, their successors, and representatives.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above

Tenant: Agrolabs, Inc	Landlord: Vitamin Realty Associates, LLC
Signature: /s/ Dina L Masi	Signature: /s/ Christina Kay
Name: Dina L Masi	Name: Christina Kay
Title: Chief Financial Officer	Title: Member

Dated: July 15, 2022	Dated: July 15, 2022